UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Ave, Anchorage, Alaska		99503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 907 - 297 – 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2015, Alaska Communications Systems Holdings, Inc., as Borrower, Alaska Communications Systems Group, Inc., as Parent (collectively “Alaska Communications”) and CoBank, ACB, as administrative agent, entered into a Credit Agreement. The Credit Agreement provides for a $65 million first lien term loan facility, together with a $10 million revolving credit facility. Concurrently, Alaska Communications, as Borrower, and Crystal Financial, LLC, as administrative agent, entered into a second lien term loan facility for $25 million. A brief description of the terms and conditions of those agreements were contained in a report on Form 8-K filed by Alaska Communications on September 15, 2015.

Copies of the agreements are furnished herewith as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated as of September 14, 2015, by and among Alaska Communications Systems Holdings, Inc. as the Borrower, and CoBank, ACB, as Administrative Agent, and ING Capital LLC, as Syndication Agent, the lenders.

Exhibit 10.2	Second Lien Credit Agreement, dated as of September 14, 2015, by and among Alaska Communications Systems Holdings, Inc. as the Borrower, and Crystal Financial LLC, as Administrative Agent and the lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated as of September 14, 2015, by and among Alaska Communications Systems Holdings, Inc. as the Borrower, and CoBank, ACB, as Administrative Agent, and ING Capital LLC, as Syndication Agent, the lenders.

Exhibit 10.2	Second Lien Credit Agreement, dated as of September 14, 2015, by and among Alaska Communications Systems Holdings, Inc. as the Borrower, and Crystal Financial LLC, as Administrative Agent and the lender.